Exhibit 5.2

[LETTERHEAD OF DAVIS POLK & WARDWELL LLP]

July 7, 2023

ORIX Corporation

World Trade Center Building, SOUTH TOWER

2-4-1 Hamamatsu-cho, Minato-ku

Tokyo 105-5135

Japan

Ladies and Gentlemen:

ORIX Corporation, a joint stock corporation (kabushiki kaisha) formed under the laws of Japan (the “Company”) is filing with the United States Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s senior debt securities (“Senior Debt Securities”), which will be issued pursuant to an indenture (the “Indenture”), dated as of July 18, 2017, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used but not defined herein have the meaning assigned to them in the Indenture.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Senior Debt Securities have been duly authorized and established in accordance with the Indenture; and such Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of the Senior Debt Securities (i) the Board of Directors of the Company shall have duly established the terms of the Senior Debt Securities and duly authorized the issuance and sale of the Senior Debt Securities and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a joint stock corporation under the laws of Japan; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture is a valid, binding and enforceable agreement of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Japan, we have relied, without independent inquiry or investigation, on the opinion of Mitsui Company filed as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/    Davis Polk & Wardwell LLP

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